Exhibit 99.1

Contact: Igor Khislavsky
Vice President, Investor Relations
Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION RELEASES 2019 CORPORATE SUSTAINABILITY REPORT

BOSTON, MASSACHUSETTS - July 24, 2020 – American Tower Corporation (NYSE: AMT) today announced the release of its 2019 corporate sustainability report.

The report offers a comprehensive view of American Tower’s corporate responsibility program, which is anchored by five core pillars: ethics, people, environment, philanthropy and performance. The report highlights American Tower’s commitment to positively impacting its tenants, employees, stockholders, suppliers and surrounding communities, as well as the Company’s focus on establishing, measuring and achieving quantitative and qualitative sustainability goals.

Tom Bartlett, American Tower’s President and Chief Executive Officer, said, “In this time of extraordinary challenges, we are poised to play a critical role in the digital future. We are committed to building connections responsibly, promoting diversity and inclusion in our everyday actions and driving efficiencies throughout the industry while providing value to our stakeholders in a sustainable way.”

To review the report, please visit the “Corporate Responsibility” section of the Company’s website at www.americantower.com.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of approximately 180,000 communications sites. For more information about American Tower, please visit www.americantower.com.

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